EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

National Health Investors, Inc.
Murfreesboro, Tennessee

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-194653 and 333-216177) and Form S-8 (No. 333-127179, No. 333-186854 and No. 333-206273) of National Health Investors, Inc. of our reports dated February 15, 2018, relating to the consolidated financial statements and financial statement schedules and the effectiveness of National Health Investors, Inc.'s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

Nashville, Tennessee
February 15, 2018